                                                                     EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-75618 on Form S-8 dated September 12, 1988, Post-Effective Amendment No. 3 to Registration Statement No. 2-70180 on Form S-8 dated April 8, 1983, Registration Statement No. 33-18565 on Form S-8 dated December 14, 1987 and Registration Statement No. 333-13369 on Form S-8 dated October 3, 1996 of Volt Information Sciences, Inc. of our report dated December 17, 1997, with respect to the consolidated financial statements and schedule of Volt Information Sciences, Inc. and subsidiaries included in the Form 10K for the year ended October 31, 1997.


                                                     Ernst & Young LLP

New York, New York
January 27, 1998